
                                  NSAR ITEM 77O

              VK Trust for Investment Grade Pennsylvania Municipal
                               10f-3 Transactions

  UNDERWRITING #            UNDERWRITING               PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                             PURCHASED


         1         Virgin Island Public Financing       Paine Webber         2,000,000             0.670%              11/10/99



Underwriting Participants

Underwriter #1

Morgan Stanley
Roosevelt & Cross